EXHIBIT 10.5
                        MANAGEMENT EMPLOYMENT AGREEMENT

      THIS MANAGEMENT EMPLOYMENT AGREEMENT (this "AGREEMENT") is entered into by and between Allstar Systems, Inc., a Texas corporation ("OLD ALLSTAR"), and [*Name], a resident of [*City, County, State] ("EMPLOYEE") on this ______ day of ____________, 1996.

                             W I T N E S S E T H:

      WHEREAS, Old Allstar intends to reincorporate in Delaware by merging into a new Delaware corporation to be named Allstar Systems, Inc. ("NEW ALLSTAR");

      WHEREAS, upon consummation of the merger of Old Allstar into New Allstar (the "MERGER"), New Allstar would succeed to the business and assets of Old Allstar, including, without limitation, Old Allstar's rights and obligations under this Agreement;

      WHEREAS, the Merger would be consummated to facilitate a pending, initial registered public offering of New Allstar's common stock, par value $.01 per share (the "COMMON STOCK"), pursuant to applicable federal and state securities laws (the "OFFERING"); and

      WHEREAS, in connection with the pending Merger and Offering, the parties hereto desire to memorialize the terms and conditions of the employment relationship between Employer and Employee, the term "EMPLOYER" meaning Old Allstar before the Merger and New Allstar upon and after the Merger.

      NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                         TERM AND NATURE OF EMPLOYMENT

      1.1 TERM OF EMPLOYMENT. Subject to the terms and conditions of this Agreement, Employer hereby agrees to employ Employee and Employee hereby accepts employment with Employer for a term beginning on the date first above written and continuing in effect until Employee's employment hereunder is terminated in accordance with Article 5 (the "EMPLOYMENT PERIOD").

      1.2 PRINCIPAL DUTIES. Employee's employment hereunder shall be in the capacity of [__________]. In such capacity, Employee shall perform such duties as are prescribed for such office in the Employer's Bylaws and as may from time to time be prescribed by Employer's Board of Directors or management more senior than Employee and which are reasonably related or incidental to the capacity in which Employee serves Employer. Employee shall perform diligently and to the best of his ability his duties hereunder in accordance with any lawful instructions, rules, regulations or policies made or adopted by Employer's Board of Directors, including those applicable to Employer's employees

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generally.  During
the Employment Period, Employee shall devote his full time, and best efforts and skills to the business and interests of Employer during Employer's normal working hours, do his utmost to further enhance and develop Employer's best interests and welfare, and endeavor to improve his ability and knowledge of

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Employer's business, particularly as it relates to his duties hereunder, in an effort to increase the value of his services for the mutual benefit of the parties hereto. At all times during the term of this Agreement, Employee shall project a positive and professional image on behalf of Employer.

      1.3 ACCOUNTING AND FIDELITY BOND. Employee shall truthfully and accurately make, maintain and preserve all records and reports that Employer may from time to time request or require. Employee shall fully account for all money, records, goods, wares and merchandise or other property belonging to Employer or its "AFFILIATES" (as that term is defined in Rule 405 under the Securities Act of 1933, as amended) of which he may have custody and will pay over and deliver the same promptly whenever and however he may be directed to do so. Employee also shall make available to Employer any and all information of which he has knowledge that is relevant to Employer's business, and will make all suggestions and recommendations which he feels will be of benefit to Employer. Employee shall, upon Employer's written request, furnish all information and take any other steps necessary to enable Employer to obtain a fidelity bond conditioned on the rendering of a true account by Employee of all moneys, goods or other property which may come into the custody, charge or possession of Employee during the Employment Period. The surety company issuing the bond and the amount of the bond must be acceptable to Employer in its sole discretion. Employer shall pay all premiums on any such bond.

      1.4 EMPLOYEE DISHONESTY. If at any time Employee becomes aware or believes that any other employee of the Employer is or appears to be (i) removing or using the property or funds of Employer or its Affiliates for the benefit of anyone other than Employer or its Affiliates, or (ii) providing Confidential Information (as defined in Section 3.2) to any Person (defined below) not authorized by Employer to receive such Confidential Information (any such employee described in (i) or (ii) being referred to as a "DISHONEST EMPLOYEE"), Employee shall immediately communicate his knowledge or belief as to such matters to Employer's Board of Directors. As used in this Agreement, "PERSON" means any individual or corporation, company, partnership, joint venture, firm, syndicate, trust, estate, association, business, organization, governmental authority or any other incorporated or unincorporated entity.

      1.5 FIDUCIARY DUTIES OF EMPLOYEE. The obligations of Employee expressed in this Agreement shall be in addition to any obligations imposed upon Employee as an employee or officer of Employer or its Affiliates by the law of the State of Texas applicable to employees, the General Corporation Law of the State of Delaware applicable to corporate officers while New Allstar is Employer, the Texas Business Corporation Act applicable to corporate officers while Old Allstar is Employer, or federal law applicable to employees or corporate officers, including all such Texas, Delaware or federal laws which limit the activities of any employee or corporate officer to those which would not threaten, impair or usurp the goodwill, trade secrets, intellectual property, business opportunities, or business relations of his employer.

      1.6 PERFORMANCE. The execution, delivery and performance of this Agreement will not breach any contract or other obligation of Employee, and Employee knows of no circumstances which will prevent his performance hereunder. Employee shall perform his duties hereunder at the principal executive offices of Employer in [*insert location], at such other place where Employer's principal executive offices subsequently may be located, or at any other place as may be directed by Employer in order to enable Employee to discharge his duties hereunder; provided, however, that Employee shall have no obligation to permanently relocate to any location which is more than 90 miles from said offices. Employee acknowledges and agrees that Employer may require Employee to travel and render services in different locations from time to time incident to the performance of his duties hereunder.

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                                   ARTICLE 2

                                 COMPENSATION

      For and in consideration of the performance by Employee of the services, terms, conditions, covenants and agreements contained in this Agreement, Employer shall pay to Employee at the times, in the amounts and in the manner herein provided, the following:

      2.1 BASE COMPENSATION. As the principal consideration for Employee's performance of his duties hereunder during the Employment Period, Employee shall be entitled to receive as base compensation from Employer a salary of not less than [$*Insert] per month (the "BASE SALARY"), which shall be prorated for any partial Employment Period and payable in the manner and on the timetable in which Employer's payroll is customarily handled, or at such more frequent intervals as Employer and Employee may hereafter agree to from time to time. No overtime compensation shall be payable under this Agreement. Employer's Board of Directors or a duly authorized committee thereof shall review Employee's performance at least annually and shall make any adjustments to Employee's compensation which it deems, in its sole discretion, appropriate, provided that at no time during the Employment Period shall Employee's compensation be adjusted to an amount below the Base Salary in effect immediately before any such adjustment. Employer shall be entitled to withhold from all amounts of compensation payable under this Agreement such amounts on account of payroll taxes and similar matters as are required by any applicable law, rule, or regulation of any appropriate governmental authority. Such compensation shall continue to be paid during any period of physical or mental incapacity unless and until Employee's employment is terminated as herein provided.

      2.2 CASH PAYMENT [AND OPTION GRANT]. In addition to the other consideration being given by Employer to Employee under this Agreement, as independent and valuable consideration for Employee's performance of his obligations under Articles 3 and 4 of this Agreement, [(i)] Old Allstar shall pay Employee $[*insert amount] upon execution of this Agreement by both parties hereto[.] [, (ii) New Allstar shall, upon consummation of the Offering, grant to Employee a non-qualified option exercisable for [*insert number] shares of Common Stock at a per share price equal to the initial public offering price per share of Common Stock in the Offering, such option grant being made under and subject to the terms and conditions of New Allstar's 1996 Incentive Stock Plan pursuant to a written agreement substantially in the form attached as an exhibit thereto, and (iii) if either (1) Employee's employment hereunder is terminated (with or without Cause or Employee Cause, as defined below) before the Offering is consummated or (2) the Offering is not consummated before November 16, 1996, then no later than the earlier of the date of such employment termination or November 15, 1996, Employer shall pay Employee an additional $1,500.] Employee hereby acknowledges and agrees that such payment[(s) and/or opportunity to participate in New Allstar's 1996 Incentive Stock Plan] is reasonable, adequate and valuable independent consideration to support the performance of his obligations under Articles 3 and 4 of this Agreement (whether or not his employment is terminated, with or without Cause or Employee Cause), and that no other or additional consideration is necessary to support Employee's obligations under such Articles. [Employee further acknowledges that if he resigns or his employment hereunder is otherwise terminated (with or without Cause or Employee Cause) before the vesting of all or any part of such option, such independent valuable consideration would not fail or become inadequate or unreasonable to support the continued full performance of his obligations under Articles 3 and 4 as hereinafter provided, it being agreed that the independent valuable consideration for his obligations under Articles 3 and 4 is the

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opportunity to participate in New Allstar's 1996 Incentive Stock Plan, not the
subsequent economic benefit, if any, to Employee thereunder.]

      2.3 BONUSES AND BENEFITS. In addition to the Base Salary and other consideration described in Sections 2.1 and 2.2, Employer shall provide Employee with the following during the Employment Period:

            (a) any bonus if, when and based upon or subject to such terms and conditions as Employer's Board of Directors, in its sole and absolute discretion, may determine to grant to Employee;

            (b) participation in any present or future disability, medical, health, dental, insurance, pension, profit-sharing, thrift, and retirement plans on the same terms generally available to all of Employer's employees generally; and

            (c) payment or reimbursement, as the case may be, of substantiated reasonable business expenses (within limits that may be established by Employer's Board of Directors or management more senior than Employee) incurred in connection with the performance of his duties hereunder, such expense payment or reimbursement being subject to, and made in accordance with Employer's policies and procedures on employee expense payment or reimbursement in effect from time to time.

      2.4 VACATION. During the Employment Period, Employee shall accrue paid vacation time in such amounts and at such times as determined by Employer's Board of Directors, in its sole discretion; provided, however, that the minimum amount of paid vacation to which Employee shall be entitled shall be no less than that to which he is entitled as an Old Allstar employee at the time of the Merger. Unless Employer's Board of Directors determines otherwise, no unused vacation time shall be accrued and added to the vacation time for any succeeding year and there shall be no compensation payable in lieu thereof.

                                   ARTICLE 3

                   CONFIDENTIAL INFORMATION; PROPERTY RIGHTS

      3.1 NON-DISCLOSURE OBLIGATION OF EMPLOYEE. For purposes of this Article 3, all references to Employer shall mean and include its Affiliates. To the extent necessary to perform his duties hereunder, Employer will give Employee access to pertinent Confidential Information (defined below) of Employer. In addition, because of the nature of Employee's duties and responsibilities to Employer, Employee from time to time will have access or be exposed to certain Confidential Information of Employer. Employee hereby acknowledges, understands and agrees that all Confidential Information, whether developed by Employee or others employed by or in any way associated with Employee or Employer, is the exclusive and confidential property of Employer and shall be at all times regarded, treated and protected as such in accordance with this Agreement. Failure to mark any writing confidential shall not affect the confidential nature of such writing or the information contained therein.

      3.2 DEFINITION OF CONFIDENTIAL INFORMATION. "CONFIDENTIAL INFORMATION" shall mean information, whether or not originated by Employee, which is used in Employer's business and (1) is proprietary to, about or created by Employer; (2) gives Employer some competitive business advantage,

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the opportunity of obtaining such advantage, or the disclosure of which might be detrimental to the interests of Employer; (3) is not typically disclosed by Employer to, or known by, Persons who are not employed by Employer; or (4) is designated as Confidential Information by Employer, known by the Employee to be considered confidential by Employer, or from all the relevant circumstances considered confidential by Employer, or from all the relevant circumstances should reasonably be assumed by Employee to be confidential and proprietary to Employer. Such Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature
(whether or not reduced to writing or designated as confidential):

      (a) Work product resulting from or related to work or projects performed or to be performed for Employer or for customers or clients of Employer, including but not limited to data bases, draft and other non-public written documents, the interim and final lines of inquiry, hypotheses, research and conclusions related thereto and the methods, processes, procedures, analyses, techniques and audits used in connection therewith;

      (b) Computer software of any type or form in any stage of actual or anticipated research and development, including but not limited to programs and program modules, routines and subroutines, processes, algorithms, design concepts, design specifications (design notes, annotations, documentation, flowcharts, coding sheets, and the like), source codes, object codes and load modules, programming, program patches and system designs;

      (c) Information relating to Employer's proprietary rights prior to any public disclosure thereof, including but not limited to the nature of the proprietary rights, production data, technical and engineering data, test data and test results, the status and details of research and development of products and services, and information regarding acquiring, protecting, enforcing and licensing proprietary rights (including, without limitation, patents, copyrights and trade secrets);

      (d) Internal Employer personnel and financial information, lists or other documents which identify vendor names and other vendor information (including vendor characteristics, services and agreements), information concerning the identification and nature of goods or services provided by vendors, purchasing and internal cost information, internal service and operational manuals, and the manner and methods of conducting Employer's business;

      (e) Business, marketing and development plans, price and price discounting policies and practices, price and cost data, price and fee amounts, pricing and billing policies, quoting procedures, marketing techniques and methods of obtaining business, forecasts and forecast assumptions and volumes, and future plans and potential strategies of Employer which have been or are being discussed;

      (f) Names, lists or compilations of customers or clients and their representatives, contracts and their contents and parties, customer or client services, and the type, quantity, specifications and contents of products and services purchased, leased, licensed or received by customers or clients of Employer;

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      (g)   Information provided to Employer by any actual or potential customer, client, government agency, or other third party (including businesses, consultants and other entities and individuals); and

      (h) Contracts with, or developed by Employer for use with, customers, agents or vendors of or to Employer, including, without limitation, the terms and conditions thereof.

      3.3 EXCLUSIONS FROM CONFIDENTIAL INFORMATION. "Confidential Information" shall not include information publicly known other than as a result of a disclosure by Employee in breach of this Article 3, and the general skills and experience gained during Employee's work with Employer which Employee reasonably could have been expected to acquire in similar work with another company. The phrase "publicly known" shall mean readily accessible to the public in a written publication and shall not include information which is only available by a substantial searching of the published literature or information the substance of which must be pieced together from a number of different publications and sources, or by focused searches of literature guided by Confidential Information. The burden of proving that information or skills and experience are not Confidential Information shall be on the party asserting such exclusion.

      3.4 COVENANTS OF EMPLOYEE. As a consequence of Employee's acquisition or anticipated acquisition of Confidential Information, Employee will occupy a position of trust and confidence with respect to Employer's affairs and business. Employee acknowledges that Employer's Confidential Information are valuable, special and unique assets of Employer, which Employer uses in its business to obtain competitive advantage over the Employer's competitors which do not know or use such information. In view of the foregoing and of the consideration being provided to Employee, Employee agrees that it is reasonable and necessary that Employee make the following covenants. Employee does hereby covenant and agree as follows:

      (a) At any time during or after the termination of the Employment Period, Employee will not disclose Confidential Information to any Person, either inside or outside of Employer, other than as necessary in carrying out his duties on behalf of Employer, without obtaining Employer's prior written consent (unless such disclosure is compelled pursuant to court order or subpoena, and at which time Employee gives prompt prior notice of such proceedings to Employer), and Employee will take all reasonable precautions to prevent inadvertent disclosure of such Confidential Information. This prohibition against Employee's disclosure of Confidential Information includes, but is not limited to, disclosing the fact that any similarity exists between the Confidential Information and information independently developed by another Person, and Employee understands that such similarity does not excuse Employee from abiding by his covenants or other obligations under this Agreement.

      (b) At any time during or after the termination of the Employment Period, Employee will not use, copy or transfer Confidential Information other than as necessary in carrying out his duties on behalf of Employer, without first obtaining Employer's prior written consent, and will take all reasonable precautions to prevent inadvertent use, copying or transfer of such Confidential Information. This prohibition against Employee's use, copying, or transfer of Confidential Information includes, but is not limited to, selling, licensing or otherwise exploiting, directly or indirectly, any products or services (including data bases, written documents and software in any form) which embody or are derived from Confidential

                                    - 7 -

            Information, or exercising judgment in performing analyses based upon knowledge of Confidential Information.

      3.5 RETURN OF CONFIDENTIAL MATERIAL. Employee shall turn over to Employer all originals and copies of materials containing Confidential Information in the Employee's possession, custody, or control upon request or upon termination of the Employee's employment with Employer. Employee agrees to attend a termination interview with Employer's Board of Directors or a committee thereof to confirm turnover of such materials and to discuss any questions the undersigned may have about his continuing obligations under this Agreement.

      3.6 INVENTIONS. Any and all inventions, products, discoveries, improvements, copyrightable works, trademarks, servicemarks, ideas, processes, formulae, methods, designs, techniques or trade secrets (collectively hereinafter referred to as "INVENTIONS") made, developed, conceived or resulting from work performed by Employee (alone or in conjunction with others, during regular hours of work or otherwise) while he is employed by Employer and which may be directly or indirectly useful in, or related to, the business of Employer (including, without limitation, research and development activities of Employer), or which are made using any equipment, facilities, Confidential Information, materials, labor, money, time or other resources of Employer, shall be promptly disclosed by Employee to Employer's Board of Directors or executive management more senior than Employee, shall be deemed Confidential Information for purposes of this Agreement, and shall be Employer's exclusive property. Employee shall, upon Employer's request, execute any documents and perform all such acts and things which are necessary or advisable in the opinion of Employer to cause issuance of patents to, or otherwise obtain recorded protection of rights to intellectual property for, Employer with respect to Inventions that are to be Employer's exclusive property under this Section 3.6, or to transfer to and vest in Employer full and exclusive right, title and interest in and to such Inventions; provided, however, that the expense of securing any such protection of right to Inventions shall be borne by Employer. In addition, Employee shall, at Employer's expense, assist Employer in any proper manner in enforcing any Inventions which are to be or become Employer's exclusive property hereunder against infringement by others. Employee shall keep confidential and will hold for Employer's sole use and benefit any Invention that is to be Employer's exclusive property under this Section 3.6 for which full recorded protection of right has not been or cannot be obtained.

      3.7 SURVIVAL OF COVENANTS. The covenants and agreements of Employee set forth in this Article 3 are of a continuing nature and shall survive the expiration, termination or cancellation of this Agreement and Employee's employment with Employer regardless of the reason of such termination or cancellation.

                                   ARTICLE 4

                   COVENANT NOT TO COMPETE; NON-INTERFERENCE

      4.1 PROHIBITED EMPLOYEE ACTIVITIES. Employee agrees that except in the ordinary course of his employment hereunder during the Employment Period, Employee shall not during the Employment Period and subject to Section 4.2, for a period of 18 months thereafter (all references to Employer shall mean and include its Affiliates):

      (a) directly or indirectly, engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, associated or in any

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            manner connected with, or render services or advice to, any
            Competing Business (as defined below) PROVIDED, HOWEVER, that the Employee may invest in the securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any United States national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, provided that Employee and his Affiliates combined do not purchase or hold (directly or indirectly) an aggregate equity interest of more than five percent (5%) in any such enterprise; or

      (b) directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other Person solicit, divert or take away, any Persons who (1) are customers or clients of Employer or (2) at any time during the 18-month period before the date of Employee's termination of employment with Employer, were customers or clients of Employer.

"COMPETING BUSINESS" means any Person or any Affiliate of any Person which at any time in the Employment Period or for a period of 18 months thereafter engages in the business of reselling to end-users computers, computer-related products, computer-related services, telephone systems or telephone-related services (in each case insofar, but only insofar, as such business is reasonably competitive with that of Employer during the same period) in or into any county or parish in which Employer has a sales or executive office and counties or parishes adjacent thereto.

      4.2 POST-EMPLOYMENT. During the 18 months after termination of Employee's employment with Employer, Employee shall be bound by Section 4.1 under any of the following circumstances:

            (a) if Employee is terminated by Employer for Cause (as defined in Section 5.1),

            (b) if Employee resigns for no reason or any reason except Employee Cause (as defined in Section 5.2), or

            (c) if within 10 days after the effective date of such termination, Employer delivers written notice to Employee that Employer elects to continue to pay Employee on a monthly basis during such 18-month period an amount equal to the greater of
                  (i) 75% of his Base Salary as of the termination date or (ii) 75% of the quotient of (y) the sum of his Base Salary and cash bonus paid in respect of the 12 months of Employer's fiscal year ended immediately before the termination date, divided by
                  (z) 12. Any such payment which Employer elects to make shall be payable in the manner and on the timetable specified in
                  Section 2.1 or sooner at Employer's election, including in one or more advance lump sum payments.

      4.3 NON-SOLICITATION. Employee agrees that during the Employment Period and for a period of 18 months thereafter Employee shall not, directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other Person, either (a) hire, attempt to hire, contact or solicit with respect to hiring any employee of Employer or its Affiliates, (b) induce or otherwise counsel, advise or encourage any employee of Employer or its Affiliates to leave the employment of Employer or any of its Affiliates, or (c) induce any distributor, vendor, representative or agent of Employer or its Affiliates to terminate or modify its relationship with Employer or any of its Affiliates.

      4.4 NECESSITY AND REASONABLENESS OF ARTICLE 4. Employee hereby specifically acknowledges, agrees, and represents to Employer as a material inducement for Employer to enter into this Agreement (all references to Employer shall mean and include its Affiliates):

            (a) Employer has expended and will continue to expend substantial time, money and effort in developing (i) its business in which the designs, plans, manuals and specifications are valuable trade secrets, and (ii) a valuable list of customers, clients and agents, and information about their technical problems and needs, purchasing habits, idiosyncracies and internal purchasing procedures;

            (b) Employee has been and will be personally entrusted with and exposed to the Confidential Information of Employer;

            (c) Employer, during the term of this Agreement and after its termination, will be engaged in its highly competitive business in which many firms, including Employer, compete;

            (d) Employer will, during the course of Employee's employment by Employer, provide Employee with valuable training and experience;

            (e) Employer, pursuant to acquiring certain patents, copyrights, technology and associated trade secrets and know-how, will further develop its business;

            (f) Employee could, after having access to Employer's Confidential Information or after receiving further training by and experience with Employer, and after obtaining Confidential Information, become a competitor;

            (g) Employer will suffer great loss and irreparable harm if Employee terminates his employment and enters directly or indirectly, into competition with Employer;

            (h) the temporal and other restrictions contained in this Article 4 are in all respects reasonable and necessary to protect the business goodwill, trade secrets, prospects and other business interests of Employer;

            (i) the enforcement of this Agreement, particularly this Article 4, will not work an undue or unfair hardship on Employee or otherwise be oppressive to him; and

            (j)   the enforcement of this Agreement in general, and of this
                  Article 4 in particular, will neither deprive the public of needed goods or services nor otherwise be injurious to the public.

      4.5 SURVIVAL OF COVENANTS. The covenants and agreements of Employee set forth in this Article 4 are of a continuing nature and shall survive the expiration, termination or cancellation of this

Agreement and Employee's employment with Employer regardless of the reason for such termination or cancellation.

                                   ARTICLE 5

                                  TERMINATION

      5.1   TERMINATION BY EMPLOYER FOR CAUSE AND CERTAIN OTHER EVENTS.

            (a) Notwithstanding any other provision of this Agreement, at any time during the Employment Period, this Agreement and Employee's employment hereunder shall terminate upon his death, and Employer shall have the right, in its sole and absolute discretion, to terminate this Agreement and Employee's employment at any time by giving him written notice of such termination (i) for Cause (as defined below), (ii) if Employee shall fail to qualify for the fidelity bond described in Section 1.3 within sixty (60) days from the date of the Employer's written request thereunder, or (iii) if Employee shall suffer a Disability (as defined below).

            (b)   "CAUSE" shall mean any of the following events:

                  (1) Employee's conviction or the entry of a plea of guilty or nolo contendere or equivalent plea in a court of competent jurisdiction of any crime or offense involving moral turpitude or any felony;

                  (2) Employee's commission of an act of fraud upon Employer, any of its Affiliates or any customers or suppliers of Employer or any of its Affiliates;

                  (3) Employee's gross negligence or willful misconduct in the performance of his duties and services required of him under this Agreement, or Employee's willful misappropriation of funds or property of Employer or any of its Affiliates;

                  (4) Employee's knowing engagement, without prior written approval by Employer's Board of Directors, in any conflict of interest with Employer or any of its Affiliates, or in any other activity which might result in substantial injury to Employer's business or financial condition;

                  (5) Employee's failure or refusal to perform his duties under, or other breach by Employee of Article 1 of this Agreement which remains uncorrected 30 days after Employer has given written notice of such breach to Employee describing such breach in reasonable detail;

                  (6) Employee's breach of Section 1.4 or Articles 3 or 4 of this Agreement; or

                  (7) Employee's use of alcohol or drugs which, in the reasonable opinion of Employer, substantially impairs the performance of Employee's duties.

            (c) "DISABILITY" shall mean any mental or physical illness, impairment or condition which, in the reasonable opinion of
                  Employer: (i) is of a nature that cannot reasonably be controlled by Employee, (ii) significantly inhibits or impedes Employee's ability to perform the services required under this Agreement, and (iii) is likely to be either long-lasting in duration or recurring from time to time.

      5.2 TERMINATION BY EMPLOYEE. Notwithstanding any other provision of this Agreement, at any time during the Employment Period, Employee shall have the right to terminate his employment under this Agreement by giving written notice of such termination at least 30 days prior to its effective date, for any of the following reasons, provided that Employee is not in breach of this Agreement:
(a) the failure of Employer to elect or appoint Employee to the office described in Section 1.2; or (b) a material breach by Employer of any provision of this Agreement which remains uncorrected for 30 days following written notice to Employer of such breach, which notice shall describe in reasonable detail each event or condition considered to be in breach of this Agreement. Employee's rightful termination under this Section 5.2 is referred to herein as "EMPLOYEE CAUSE."

      5.3 TERMINATION BY EITHER PARTY. In addition to termination under Sections
5.1 or 5.2, Employer or Employee may at any time terminate Employee's employment hereunder without regard to any reason for such termination. Each of Employer's and Employee's option to terminate employment under this Agreement pursuant to this Section 5.3 shall be exercised by delivery of a written notice to Employee or Employer, as applicable, specifying the effective date of such termination which in no event shall be sooner than expiration of thirty (30) calendar days following delivery of such written notice.

      5.4   EFFECT OF TERMINATION.

            (a) Upon termination of Employee's employment with Employer, Employee shall have no right to receive any compensation or benefits for any period after the effective date of such termination ("EFFECTIVE DATE"), or for any period before the Effective Date which have not been earned or vested as of the Effective Date. If Employee is employed hereunder during a period for which a bonus contemplated by Section 2.3(a) is payable, such bonus shall, for purposes of this Agreement, be deemed vested as of the Effective Date in respect of that portion of such period during which Employee is so employed; provided, however, that no such vesting shall occur and no such bonus shall be payable if Employer terminates Employee for Cause. If Employer elects to pay Employee under Section 4.2(c), the amounts payable thereunder shall, for purposes of this Agreement, be deemed vested as of the Effective Date.

            (b) Employer's right of termination shall be in addition to and shall not affect Employer's rights and remedies under Articles 3 and 4 and Section 6.1 of this Agreement, and such rights and remedies shall survive termination of Employee's employment with Employer. Articles 3, 4 and 6 shall survive termination of this Agreement and Employee's employment with Employer.

                                   ARTICLE 6

                                 MISCELLANEOUS

      6.1 INJUNCTIVE RELIEF. Because of the unique nature of Employer's assets and business, the business to be conducted by Employer and further developed by Employer therewith, and the confidential and proprietary information relating thereto, including the Confidential Information, Employee acknowledges, understands and agrees that Employer will suffer immediate and irreparable harm if Employee fails to comply with any of his obligations under Articles 3 or 4 of this Agreement, and that monetary damages will be inadequate to compensate Employer for such breach. Accordingly, Employee agrees that Employer shall, in addition to any other remedies available to it at law or in equity, be entitled to temporary, preliminary, and permanent injunctive relief and specific performance to enforce the terms of Articles 3 or 4 without the necessity of proving inadequacy of legal remedies or irreparable harm, or posting bond. This
Section 6.1 does not, and shall not be construed to constitute a waiver of the parties rights and obligations under Section 6.9 with respect to arbitration of disputes other than those relating to the enforcement of Employee's confidentiality, non-competition and non-solicitation covenants of Articles 3 and 4.

      6.2 INDEMNIFICATION. Employer shall indemnify Employee in the same manner and to the same extent that Employer is obligated to indemnify its directors pursuant to Employer's Certificate of Incorporation and Bylaws, as each may be amended or restated from time to time.

      6.3 ACTION BY AND CONSENT OF EMPLOYER. All rights and remedies of Employer hereunder shall be exercised by the Employer solely by and through the Employer's Board of Directors or a committee thereof.

      6.4 NOTICES. Any notice, instruction, authorization, request, demand or waiver required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the parties hereto at the principal offices of Employer at the address indicated beneath its signature on the execution page of this Agreement, and also to Employee at his home address indicated beneath his signature on the execution page of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

      6.5 AMENDMENT AND WAIVER. This Agreement may be amended, modified or superseded only by written instrument executed by all parties hereto. Any waiver of any terms or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance. Any waiver granted by Employer shall be effective only if executed and delivered by a duly authorized executive officer of Employer other than Employee. The failure of any party at any time to require performance of any terms or conditions hereof shall in no manner effect the right to enforce the same. No waiver by any party of any terms or conditions, or the breach of any terms or conditions contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term or condition or breach or a waiver of any other term, condition or breach of any other term or condition.

      6.6 SUCCESSORS AND ASSIGNS. This Agreement shall bind, be enforceable by, and inure to the benefit of, the parties hereto, but this Agreement and the rights and obligations hereunder shall not be assignable or delegable by any party; provided, however, that this Agreement and Employer's rights and obligations hereunder may be assigned or delegated by it to any of its Affiliates and shall be binding upon and inure to the benefit of, any of its successors or permitted assigns, but such assignment or delegation by Employer shall not relieve it of any of its obligations hereunder.

      6.7 DEFINITIONS, GENDER AND CERTAIN REFERENCES. As used in this Agreement, each parenthetically or quoted capitalized term in the introduction, recitals and other Sections of this Agreement shall have the meaning so ascribed to it. Unless otherwise specified, all references herein to days, weeks, months or years shall be to calendar days, weeks, months or years. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. References to Articles or Sections are to Articles or Sections of this Agreement unless otherwise specified. The headings and captions used in this Agreement are solely for convenient reference and shall not affect the meaning or interpretation of any article, section or paragraph herein, or this Agreement. The terms "hereof," "herein" or "hereunder" shall refer to this Agreement as a whole and not to any particular article, section or paragraph. The terms "including" or "include" are used herein in an illustrative sense and not to limit a more general statement. When computing time periods described by a number of days before or after a stated date or event, the stated date or date on which the specified event occurs shall not be counted and the last day of the period shall be counted.

      6.8 GOVERNING LAW. This Agreement has been executed and delivered in Texas. The validity, interpretation, construction, and performance of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Texas, except to the extent that the General Corporation Law of the State of Delaware or federal law is explicitly made applicable by Section
1.5. Each party hereto hereby acknowledges and agrees that it has had the opportunity to consult with its own legal counsel in connection with the negotiation of this Agreement, and that it has bargaining power equal to that of the other party hereto in connection with the negotiation, execution and delivery of this Agreement. Accordingly, the parties hereto agree that the rule of contract construction that an agreement shall be construed against the drafter shall have no application in the construction or interpretation of this Agreement.

      6.9 DISPUTE RESOLUTION; SEVERABILITY; JUDICIAL MODIFICATION. Except as otherwise contemplated by Section 6.1 (enforcement of Articles 3 and 4), the parties expressly intend, desire and agree that any dispute arising out of, or in connection with any term or provision of this Agreement or Employee's employment with Employer shall be resolved by binding arbitration in Houston, Texas in accordance with the Commercial Rules of the American Arbitration Association then in effect; that judgment on the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction; and that if any such dispute is pending in any court, the parties agree to move that the court refer the matter to such arbitration. The location of such arbitration in Houston, Texas shall be selected by Employer in its sole discretion. All costs and expenses, including attorneys' fees, relating to the resolution of any such dispute shall be borne by the party incurring such costs and expenses. If any term, provision, covenant, or restriction of this Agreement (including any arbitration provision of this Section 6.9) is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of this Agreement and the other terms, provisions, covenants and restrictions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed this Agreement had the terms, provisions, covenants and restrictions which may be hereafter declared invalid, void, or unenforceable not initially been included herein. If a court of competent jurisdiction determines that the length of time or any other restriction or portion thereof, set forth in Articles 3 or 4 is overly restrictive and unenforceable, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and the parties agree to request the court to exercise such power, and, as so reduced or modified, the parties hereto agree that the restrictions of Article 3 and 4 shall remain in full force and effect, shall be enforceable and shall be enforced.

      6.10 EXPENSES. Each party hereto shall pay all of its respective fees and expenses of attorneys, accountants and other Persons employed by it in connection with the resolution of any dispute between the parties hereto arising out of or relating to this Agreement, except for any indemnification obligations of Employer pursuant to Section 6.2.

      6.11 ENTIRE AGREEMENT. No agreements or representations, oral or otherwise, express or implied, have been made by any party hereto with respect to the subject matter hereof that are not set forth expressly in this Agreement. This Agreement supersedes and cancels any prior agreement, arrangement or understanding entered into between Employer and Employee relating to the subject matter hereof, except any agreement entered into pursuant to New Allstar's 1996 Incentive Stock Plan as contemplated by Section 2.2 of this Agreement.

      6.12 COUNTERPARTS. The parties may execute this Agreement in any number of counterparts, each of which is an original, but all of which together constitute one and the same instrument.

                           [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.

                              EMPLOYER:

                              ALLSTAR SYSTEMS, INC.

                              By:_____________________________________________

                              ------------------------------------------------
                              Printed Name and Title

                              Address:    6401 Southwest Freeway
                                          Houston TX 77478

                              Telecopy No.

                              Attention:  Board of Directors

                              EMPLOYEE:

                              -----------------------------------------------

                              -----------------------------------------------
                              Printed Name

                              Address:________________________________________

                              Telecopy No.

                           [ACKNOWLEDGMENTS FOLLOW]

                            EMPLOYER ACKNOWLEDGMENT

STATE OF TEXAS                         ss.
                                       ss.
COUNTY OF HARRIS                       ss.

      Before me, the undersigned authority, on this date personally appeared ____________________, ____________________ of Allstar Systems, Inc., a Texas
corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

Given under my hand and seal this ____ day of _______________, 1996.


                                          ------------------------------------
                                          Notary Public in and for
                                          The State of Texas

                                          My Commission Expires:______________


                            EMPLOYEE ACKNOWLEDGMENT

STATE OF TEXAS                         ss.
                                       ss.
COUNTY OF HARRIS                       ss.

      Before me, the undersigned authority, on this date personally appeared ____________________, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal this ____ day of _____________________, 1996.


                                          ------------------------------------
                                          Notary Public in and for
                                          The State of Texas

                                          My Commission Expires:______________